                                                                    EXHIBIT 2.1.


                                                                  EXECUTION COPY

                          IRREVOCABLE TRUST AGREEMENT


                                 by and among


                          Siemens Aktiengesellschaft
                 with registered offices in Berlin and Munich

                    (hereinafter referred to as "Trustor")



                                      and



                First Union Trust Company, National Association

                with registered offices in Wilmington Delaware

                    (hereinafter referred to as "Trustee")


                       Hereinafter, Trustor and Trustee

                               TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
1.   Definitions........................................................................    1

2.   Appointment of Trustee and Deposit of Trust Shares.................................    3

          2.1  Appointment of Trustee...................................................    3
          2.2  Transfer of Trust Shares.................................................    3
          2.3  Trustee Owner of Trust Shares............................................    3
          2.4  Costs and Expenses of the Trustee........................................    3
          2.5  Filing of Agreements.....................................................    4

3.   Powers and Duties of the Trustee...................................................    4

          3.1  Limits on Trustee's Powers, Duties of the Trustee........................    4
          3.2  Execution by Trustee.....................................................    4
          3.3  Voting...................................................................    4
          3.4  Sales....................................................................    4
          3.5  Tax Returns and Reports..................................................    5
          3.6  Administration...........................................................    5

4.   Dividends and Distributions; Receipt of Other Property.............................    5

          4.1  Dividends and Cash Distributions.........................................    5
          4.2  Capital Stock and Other Securities of Infineon...........................    5
          4.3  Other Property...........................................................    6
          4.4  Set-Off..................................................................    6

5.   The Trustee........................................................................    6

          5.1  Trustee..................................................................    6
          5.2  Compensation, Costs and Expenses.........................................    6
          5.3  Resignation and Removal of Trustee; Appointment of Successor Trustee.....    6
          5.4  Acceptance of Appointment by Successor...................................    7
          5.5  Merger, Conversion, Consolidation or Succession to Business..............    7
          5.6  Interests of the Trustee.................................................    7
          5.7  Liability of the Trustee.................................................    8
          5.8  Appointment of Separate or Co-Trustee....................................    8

6.   Foreign Grantor Trust..............................................................    8

7.   Effective Date and Termination.....................................................    8

          7.1  Effective Date..........................................   8
          7.2  Termination.............................................   8
          7.3  Duties upon Termination.................................   9

8.   Revocation and Amendment..........................................   9

          8.1  Revocation..............................................   9
          8.2  Amendments..............................................   9
          8.3  Conditions to Amendment of Trust Agreement..............   9

9.   Accounting........................................................   9

10.  Miscellaneous.....................................................   9

          10.1  Successors.............................................   9
          10.2  Notices................................................   9
          10.3  Governing Law, Jurisdiction and Arbitration............  10
          10.4  Counterparts...........................................  10
          10.5  Entire Agreement.......................................  10
          10.6  Duties of Common Action................................  11
          10.7  Announcements..........................................  11
          10.8  Final Provisions.......................................  11

                          IRREVOCABLE TRUST AGREEMENT

          This Irrevocable Trust Agreement, dated as of December 5, 2001, is made and entered into by and among Trustor, a German corporation, as trustor, and First Union Trust Company, National Association, a national banking association authorized to conduct trust business in Delaware. Capitalized terms used in this Agreement are defined in Section 1.

                                  WITNESSETH:

          WHEREAS, on April 1, 1999, Siemens Aktiengesellschaft contributed its semiconductor business to the newly incorporated Infineon Technologies AG (hereinafter "Infineon");

          WHEREAS, Infineon is a stock corporation formed under German law (Aktiengesellschaft) whose shares are listed on the New York and Frankfurt am Main stock exchanges;

          WHEREAS, as of December 5, 2001, the share capital of Infineon amounts to 1,386,050,288 divided into 693,025,144 registered shares without par value;

          WHEREAS, for strategic reasons, Siemens Aktiengesellschaft has announced its intention to withdraw from the semiconductor business and therefore divest its interest in Infineon either through direct and indirect sales or through dilution, as and when market conditions permit;

          WHEREAS, this Trust Agreement is made and entered into to establish an irrevocable trust that allows, among other things, Siemens Aktiengesellschaft to divest itself of the rights to vote the shares of Infineon. The Trust created hereunder is intended to benefit Siemens Aktiengesellschaft and the other Shareholders to the extent specifically provided hereafter;

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Trustor and Trustee, parties hereto, intending to be legally bound, hereby agree as follows:

1.   Definitions.

          As used in this Trust Agreement, the following terms have the following meanings:

          "1940 Act" means the Investment Company Act of 1940, as amended.
           --------

          "Affiliate" means any person that directly or indirectly, through one
           ---------
or more intermediaries, controls or is controlled by or is under common control with the person specified as defined in the Securities Act of 1933.

          "Beneficiary" includes the Trustor and all Shareholders to the extent
           -----------
specifically provided herein.

          "Capital Stock" means the stated capital divided into common voting
           -------------
shares ("stimmberechtiges Grundkapital") of Infineon.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Control" (including, "control", "controlled by", "controlling",
           -------               -------    -------------    -----------
"under common control") means the possession, direct or indirect, of the power
---------------------
to direct or cause the direction of the management and policies of a person whether through the ownership of voting securities, by contract, or otherwise.

          "Effective Date" has the meaning set forth in Section 7.1 hereafter.
           --------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "ICC" means the International Chamber of Commerce with its
           ---
headquarters in Paris, France.

          "Infineon" means Infineon Technologies AG, a German corporation.
           --------

          "Person" means an individual, corporation, limited liability company,
           ------
joint venture, partnership, association, trust, trustee, unincorporated entity, organization, enterprise or government (including its departments or agencies).

          "Shareholder" means any Person, other than Trustor or an Affiliate of
           -----------
Trustor, holding shares of Capital Stock.

          "Trust" means the Trust established under this Trust Agreement to hold
           -----
the Trust Shares.

          "Trust Agreement" means this irrevocable trust agreement.
           ---------------

          "Trust Securities Account" is the securities depositary account opened
           ------------------------
according to section 2.2 below.

          "Trustee" refers to the trustee, its successor as appointed in
           -------
accordance with Section 5.4 hereafter and the separate and/or co-trustees, if any, as appointed in accordance with Section 5.8 hereafter.

          "Trust Assets" means $10,000 and the Trust Shares.
           ------------

          "Trust Shares" means 200,000,000 shares of Capital Stock and as may be
           ------------
increased or decreased from time to time and held by the Trust under this Trust Agreement and any shares of other common stock issued in exchange for Capital Stock in connection with a merger, consolidation or recapitalization of Infineon and held in the Trust as contemplated in Section 4.3.

2.   Appointment of Trustee and Deposit of Trust Shares

          2.1 Appointment of Trustee. First Union Trust Company, National Association, a national banking association, is hereby appointed as trustee of the Trust created by this Trust Agreement and agrees to serve as such.

          2.2   Transfer of Trust Shares.

          (a) Concurrent with the Effective Date the Trustee shall open a new securities deposit account with J.P. Morgan AG (Frankfurt am Main/Germany office).

          (b)   On the Effective Date:

          (i) the Trust shall be established under the terms of this Trust Agreement;

          (ii) the Trustor shall transfer and deliver $10,000 to such bank account designated by the Trustee and 200,000,000 shares of Capital Stock to the Trustee, in trust, representing 28.86% of shares of Capital Stock. Trustor and Trustee agree and stipulate to transfer the legal ownership of the Trust Shares from Trustor to the Trustee, in trust;

          (iii) the Trustor shall transfer its claim against Deutsche Bank AG (Munich branch office) for the return of the Trust Shares to the Trustee, in trust. The Trustee agrees to such transfer. For the avoidance of doubt the Trustor transfers by assignment pursuant to Articles 398, 413 of the German Civil Code ("Buergerliches Gesetzbuch") its membership associated with the Trust Shares to the Trustee, in trust. The Trustee agrees to such transfer;

          (iv) the Trustor will transfer the Trust Shares to the Trust Securities Account; and

          (v) the Trustee shall be registered in the share register of Infineon in place of Trustor with respect to the Trust Shares. To the extent that the cooperation of the Trustor is necessary to accomplish this, the Trustor shall make all declarations and perform all acts that are necessary or useful for such purpose.

          2.3 Trustee Owner of Trust Shares. The Trustee on behalf of the Trust shall be considered the sole legal owner or holder of the Trust Shares; for all purposes, including, but not limited to the payment of dividends on the Trust Shares and the giving of any vote, assent or consent as owner of the Trust Shares. Legal title to the Trust Shares and all other assets of the Trust shall be vested in the Trust.

          2.4 Costs and Expenses of the Trustee. The Trustor shall pay, or reimburse directly, the Trustee for all costs and expenses, including but not limited to legal fees, relating to the Trust, as provided in Section 5.2.

          2.5 Filing of Agreements. The Trustee shall file copies of this Trust Agreement with appropriate governmental entities as directed by the Trustor in written instructions, which include, among other things, the details of the place and time of filing. It is intended by the Trustor that such filings constitute notice to the Shareholders of Infineon of this Trust Agreement and the transfer made in connection therewith.

3.   Powers and Duties of the Trustee.

          3.1 Limits on Trustee's Powers, Duties of the Trustee. The Trustee shall hold the Trust Shares in Trust for the benefit of the Beneficiaries according to this Trust Agreement. The Trustee shall have only the powers set forth in this Trust Agreement. The Trustee shall not be authorized to perform any act, or make any declaration, unless this Trust Agreement expressly provides for such action or declaration. Moreover, the Trustee shall hold the voting rights of the Trust Shares in accordance with this Section 3. No provision of the Trust Agreement shall be interpreted to impose any implied duties on the Trustee.

          3.2 Execution by Trustee. All documents executed by the Trustee in its capacity as Trustee shall be executed as follows:

                                  First Union Trust Company,
                                  National Association,
                                  not in its individual capacity, but solely as Trustee



                                  By:___________________________________________


          3.3 Voting. (a) Subject to the provisions of this Section 3.3, the Trustee shall have the exclusive and absolute power to vote the Trust Shares and shall hold such power and refrain from voting and shall not attend the shareholders' meetings with respect to all resolutions presented to the shareholders of Infineon, directly or through representatives and any other matter presented to it for any vote.

          (b) The Trustee shall exercise its shareholders' administrative rights other than the voting rights ("Verwaltungsrechte") attached to the Trust Shares that it holds by reason of its appointment as a trustee only in accordance with directives issued by the Trustor. However, under no circumstances, may the Trustor give directives concerning the voting rights.

          3.4 Sales. The Trustee shall have no authority to sell or otherwise dispose of, or to pledge, encumber or hypothecate, any of the Trust Shares, except upon the written direction of the Trustor in the form of Exhibit A attached hereto; provided, however, that the Trustor shall not direct the Trustee to sell any of the Trust Shares to the Trustor, any Affiliate of the Trustor, any vehicle established by the Trustor or any of its Affiliates or to Infineon. The proceeds of any such disposition directed by the Trustor shall be distributed forthwith to the Trustor. For the avoidance of doubt, the Trustor shall have the power to direct the Trustee to dispose of any portion or all of the Trust Shares in any manner and upon such terms as the Trustor shall direct, i.e. to sell or to dispose and/or to transfer title to the Trust Shares or to
----
pledge or otherwise encumber them with rights in rem. Such power may be exercised by the Trustor in its sole and absolute discretion at any time and from time to time. If any portion or all of the Trust Shares are to be transferred to a third party, the Trustee shall, at the instruction of Trustor, assign to such third party its claim against the depository bank for the transfer of such Trust Shares, and shall undertake all necessary and useful declarations and actions required for the transfer of rights to the third party.

          3.5 Tax Returns and Reports. The Trustee shall prepare and file or cause to be prepared and filed, at the Trustor's expense, all United States federal, state, local and foreign tax returns required to be filed by or in respect of the Trust. In this regard, the Trustee shall prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service form, if any, required to be filed in respect of the Trust in each taxable year of the Trust. Trustee shall comply with applicable United States federal, state and local withholding and backup withholding tax laws and information reporting requirements with respect to any payments to the Trustor under this Trust Agreement.

          3.6 Administration. Notwithstanding other duties and obligations set out in this Trust Agreement, the Trustee shall also have the following exclusive duties:

          (a) To maintain bank accounts, brokerage accounts and other custody accounts that receive Trust income and receipts from which Trust expenditures and distributions are disbursed.

          (b)  To maintain Trust records.

          (c)  To maintain an office for Trust business.

          (d) To originate, facilitate and review Trust reports and other Trust communications.

          (e)  To execute documents and authorize Trust account transactions.

          (f) To file reports and returns on behalf of the Trust with government agencies as specifically directed in writing by the Trustor.

4.  Dividends and Distributions; Receipt of Other Property.

          4.1 Dividends and Cash Distributions. The Trustee shall transfer or cause to be transferred to the Trustor without undue delay any and all proceeds it receives from or in connection with its position as Trustee as required hereunder. The Trustee shall provide Trustor with adequate information regarding the performance of its duties under this Trust Agreement. The Trustee shall, in particular, distribute or cause to be distributed to the Trustor upon receipt all cash distributions or dividends received upon the Trust Shares and, except as provided in Sections 4.2 and 4.3 below, all other proceeds, earnings, capital stock or other securities.

          4.2 Capital Stock and Other Securities of Infineon. If at any time during the term of the Trust, the Trustee shall receive, as a dividend or other distribution upon any Trust Shares, any shares of Capital Stock or other securities of Infineon, the Trustee shall hold the Capital Stock or such securities, which shall be subject to all of the terms and conditions of this Trust Agreement to the same extent as if originally deposited hereunder, unless such Capital Stock or other securities have no current or potential voting rights in which case they shall be transferred without undue delay to the Trustor.

          4.3 Other Property. If at any time during the term of the Trust the Trustee shall receive or collect any monies through a distribution by Infineon to its shareholders, other than in payment of cash dividends, or shall receive any other property in respect of the Trust Shares, other than shares of Capital Stock or other securities of Infineon, through a distribution by Infineon to its shareholders, the Trustee shall distribute the same to the Trustor. If the property is common stock issued in exchange for the Trust Shares in connection with the merger, consolidation, recapitalization or reorganization of Infineon, such common stock shall be held by the Trustee as Trust Shares; provided, however, that such common stock shall be distributed to the Trustor if either
(i) the Trustor and its Affiliates own, directly and indirectly, including such common stock held in Trust, if any, and such common stock issued in exchange for the Trust Shares, less than 50% of such outstanding common stock or (ii) such common stock has no voting rights. The Trustor shall notify the Trustee in writing when the condition set forth in (i) above has been satisfied.

          4.4 Set-Off. Notwithstanding any of the foregoing, no set-off or retention rights may be exercised with respect to the obligations set forth in this Agreement.

5.  The Trustee.

          5.1 Trustee. With respect to the Trust, there shall at all times be a Trustee authorized to conduct trust business under the laws of and having its principal place of business in the State of Delaware. Under no circumstances may the Trustor or any Affiliate of the Trustor, or any entity over which the Trustor has the ability to exercise "significant influence" over the operating and financial policies thereof, serve as Trustee. For purpose of this Section 5.1, "significant influence" shall have the same meaning as stated in Opinion 18 of the Accounting Principles Board.

          5.2 Compensation, Costs and Expenses. The Trustee shall be entitled to a reasonable fee and expenses for its services as Trustee hereunder as provided in a separate fee agreement by and between the Trustee and Trustor. The Trustor shall reimburse the Trustee for all reasonable out-of-pocket expenses incurred by the Trustee in performance of its duties under this Trust Agreement, including, but not limited to, taxes, fees, commissions and other expenses relating to (i) the issuance of the Trust Shares to the Trust, (ii) the mailing of notices, forms of election and information, (iii) the making of dividend and other distribution payments, and (iv) all filings of United States federal, state, local and foreign tax returns required to be filed by the Trust.

          5.3 Resignation and Removal of Trustee; Appointment of Successor Trustee. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Section 5 shall become effective until the acceptance of appointment by a successor Trustee in accordance with the applicable requirements of Section 5.4.

          (b) Subject to Section 5.3(a) above, the Trustee may resign at any time by giving sixty (60) days' advance written notice to the Trustor. If the instrument of acceptance by the successor Trustee required by Section 5.4 shall not have been delivered to the Trustee within sixty (60) days after the giving of such notice of resignation, the Trustee may petition, at the expense of the Trust, any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) Solely in the event of (i) Trustee's negligence or willful misconduct or (ii) Trustee's merger, conversion, consolidation or succession as more fully described in Section 5.5 hereafter, Trustee may be removed on thirty
(30) days' prior written notice at any time by the Trustor upon notice to the Trustee provided that the Trustor shall promptly thereafter appoint a successor Trustee pursuant to this Section 5.3.

          (d) If the Trustee shall resign or be removed, the Trustor shall promptly appoint a successor Trustee, and the retiring Trustee shall comply with the applicable requirements of this Section 5. If the Trustee is removed by the Trustor pursuant to Section 5.3(c), then the successor trustee shall be appointed by the Trustor in the manner required by Section 5.4.

          5.4 Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee, the successor Trustee so appointed shall be authorized to conduct trust business under the laws of and having its principal place of business in the State of Delaware and shall execute, acknowledge and deliver to each of the Trust, the retiring Trustee, and the Trustor, an instrument accepting such appointment and agreeing to serve as successor Trustee in accordance with the terms and conditions of this Trust Agreement, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee. On the request of the Trustor or the successor Trustee, the retiring Trustee shall execute and deliver any and all instruments transferring to such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee and all property and money held by the retiring Trustee under this Trust Agreement.

          (b) Upon request of any such successor Trustee, the retiring Trustee shall execute and deliver any and all instruments as may be necessary in order to vest in such successor Trustee all such rights, powers, trusts and duties under this Trust Agreement.

          (c) No institution shall be appointed as successor Trustee unless at the time of its appointment such institution shall be qualified and eligible under Section 5.1 and this Section 5.4.

          5.5 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated and any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under Sections 5.1 and 5.4, without the execution or filing of any paper or any further act on the part of any of the parties to this Trust Agreement.

          5.6 Interests of the Trustee. Subject to Section 5.1 hereof, the Trustee, and any firm, company, trust or association of which it may be a member, trustee, shareholder, agent or Affiliate, may contract with the Trustor or any of the Trustor's Affiliates and may be or become financially interested in any matter to which the Trustor or any of its Affiliate may be a party or in which it may have an interest, as fully and freely as though the Trustee were not the Trustee hereunder.

          5.7 Liability of the Trustee. The Trustee shall not be liable for any act or omission undertaken in connection with its powers and duties under this Trust Agreement, except for any willful misconduct or negligence by the Trustee. If there be more than one trustee at the time of any such willful misconduct or negligence, the liability of such trustees shall be several and not joint. Subject to the last sentence of this Section 5.7, no Trustee shall be liable for actions or omissions of its predecessor

Trustee, any successor Trustee, or any agent retained by the Trustee, provided the Trustee has retained such agent with due care and pursuant to customary and appropriate terms and conditions including, without limitation, reasonable provisions with respect to the liability of such agent. Any claim of the Trustee against the agent under such provisions shall be assigned and transferred to the Trustor upon the occurrence of any event giving rise to any potential liability on the part of such agent. The Trustee shall not be liable for any act or omission of J.P. Morgan AG.

          5.8 Appointment of Separate or Co-Trustee. The Trustee, upon the approval of the Trustor, may and, upon the request of the Trustor, shall, by an instrument in writing delivered to the Trustor, appoint a bank or trust company or an individual to act as separate trustee or co-trustee with respect to the Trust Shares in a jurisdiction where the Trustee is disqualified from acting. Such separate trustee or co-trustee shall exercise only such rights and have only such duties as shall be specified in the instrument of appointment. The Trustor will pay the reasonable compensation and expenses of any separate trustee or co-trustee and, if requested by the Trustee or such separate trustee or co-trustee, the Trustor will enter into an amendment to this Trust Agreement, satisfactory in form and substance to the Trustee, such separate trustee or co-trustee and the Trustor confirming the rights and duties of such separate trustee or co-trustee. Any separate trustee or co-trustee appointed under this
Section 5.8 shall satisfy the conditions set forth in Section 5.1.

6.  Foreign Grantor Trust.

          The parties hereto intend that this Trust be classified as a "grantor trust" for United States federal income tax purposes under Subpart E of Subchapter J of the Code pursuant to which the Trustor shall be the owner of the Trust for United States federal income tax purposes, and the Trustor will include directly in its gross income any income, gain, deduction or loss of the Trust as if the Trust did not exist. At all times during the term of the Trust, the Trustor and the Trustee intend that this Trust be treated as a foreign trust under Code Sec. 7701(a)(30) and 7701(a)(31). By the acceptance of the Trust, neither the Trustee nor the Trustor shall take any position for United States federal income tax purposes which is contrary to the classification of the Trust as a foreign grantor trust.

7.  Effective Date and Termination.

          7.1 Effective Date. This Trust Agreement shall become effective as of the date hereof.

          7.2 Termination. The Trust shall terminate when the Trustor and its Affiliates, on a consolidated basis, have held for a period of two consecutive years, directly or indirectly, less than 50% of the voting share capital of Infineon including the Trust Shares held by the Trustee. The Trustor shall notify the Trustee in writing when such event of termination has occurred.

          7.3 Duties upon Termination. Immediately following the ending of this Trust Agreement, the Trustee shall make all declarations and undertake all measures in the form necessary and appropriate to transfer the legal ownership of the Trust Assets from the Trustee to the Trustor or to a third party designated by Trustor. Trustor and Trustee shall promptly cause the registration of Trustor or said third party designated by Trustor in the share register of Infineon and will promptly transfer the Trust Shares to the depository account named by Trustor.

8.  Revocation and Amendment.

          8.1 Revocation. The Trust created hereby shall be irrevocable by the Trustor, notwithstanding any statute or rule of law that may otherwise be to the contrary.

          8.2 Amendments. Except as provided in Section 8.3, this Trust Agreement may be amended from time to time by the agreement between the Trustor and the Trustee; provided, however, that, in the case of an amendment of Sections 3.3, 3.4, 4.2, 4.3, 5.1, 7.2, 8.1 or this Section 8.2, no such amendment shall be effective unless it is submitted to the Shareholders and receives the approval of a majority vote of the shares (excluding for this purpose any shares of Capital Stock owned by the Trustor and its Affiliates) entitled to vote on the matter.

          8.3 Conditions to Amendment of Trust Agreement. Notwithstanding any other provisions of this Trust Agreement, the Trustee shall not enter into or consent to any amendment of this Trust Agreement (i) that would cause the Trust to fail or cease to qualify for the exemption from status of an investment Trustor under the 1940 Act or fail or cease to be classified as a grantor trust for United States federal income tax purposes and (ii) unless the Trustee shall have first received an opinion of nationally recognized counsel, which may be counsel to the Trustor, to the effect that the proposed amendment or the exercise of any power granted to the Trustee in accordance with the amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from the status of being an investment company under the 1940 Act.

9.  Accounting.

          The Trustee shall not have any duty to account for the Trust judicially, contractually or otherwise.

10.  Miscellaneous.

          10.1 Successors. This Trust Agreement shall bind and inure to the benefit of each of the parties hereto and each and all of their respective successors and assigns.

          10.2 Notices. All notices and other communications given or made pursuant to this Trust Agreement shall be in writing (including telecopier or telex communication) and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) or telecopied or telexed to the parties or Trust Beneficiaries at the following addresses (or at such other address for a party as shall be specified by written notice to the other parties which shall be effective upon receipt):

          (a)  If to the Trustee:

               First Union Trust Company,
               National Association
               One Rodney Square
               920 King Street, Suite 102
               Wilmington, DE  19801
               U.S.A.
               Attn:  Corporate Trust Administration
               Fax Number:  1-302-888-7544

          (b)  If to the Trustor:

               Siemens Aktiengesellschaft
               Wittelsbacherplatz 2
               D-80333 Munchen
               Germany
               Attn: Chief Treasurer and Corporate Legal Department Fax Number: 0049-89-636-33366 / 0049-89-636-36306

          10.3 Governing Law, Jurisdiction and Arbitration. (a) THIS TRUST AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT GIVING

EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS NOTWITHSTANDING ANY MANDATORY LAW BEING APPLICABLE TO IT.

          (b) All disputes, controversies or differences arising out of or in connection with this Agreement including any question regarding its existence, validity or termination (hereinafter referred to as "disputes") shall be settled by an amicable effort on the part of the parties to such disputes, controversies or differences which may be the Trustor, the Trustee, and/or any Shareholder, as the case may be, (each a "Party" and collectively the "Parties"). An attempt to
                          -----                        -------
arrive at a settlement shall be deemed to have failed as soon as one of the Parties notifies the other Party in writing. If such an attempt has failed, all disputes (other than claims under the federal securities laws of the United States) shall be finally settled pursuant to the rules of arbitration of the ICC by three arbitrators in accordance with said rules. Each opposing Party shall nominate one arbitrator to be confirmed by the International Court of Arbitration under the applicable rules. Both arbitrators should agree on the third arbitrator within 30 days. Should the two arbitrators fail, within the above time-limit to reach agreement on the third arbitrator, he shall be appointed by the International Court of Arbitration. Where there are multiple parties, whether as claimant or as respondent, the arbitral tribunal shall be constituted in accordance with Article 10 of the ICC rules. The site of arbitration shall be Frankfurt am Main, Germany. Unless the Parties otherwise agree, the procedural law of this place shall apply where the rules are silent. The language to be used in the arbitration procedure shall be English. The arbitration court should also decide on the liability of costs including the reimbursement of reasonable attorney fees.

          10.4 Counterparts. This Trust Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10.5 Entire Agreement. This Trust Agreement contains the entire agreement between the parties hereto regarding the subject matter of this Trust Agreement. This Trust Agreement supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter, all of which are specifically integrated into this Trust Agreement. No party hereto shall be bound by or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth herein; and the parties hereto further acknowledge and agree that in entering into this Trust Agreement they have not in any way relied and will not rely in any way on any of the foregoing not specifically set forth herein.

          10.6 Duties of Common Action. The Trustor and the Trustee shall abstain from all measures that are contrary to the terms or the performance of this Trust Agreement. To the extent that the Trustor and/or the Trustee are required under the provisions of this Trust Agreement or during the course of executing and implementing this Trust Agreement to take further actions or to make further filings or notices to

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

third parties, in particular to public authorities, they shall collaborate in the preparation and execution of such actions, filings or notices and perform their duties in this regard.

          10.7 Announcements. Promptly after the execution of this Agreement, the Trustor and the Trustee shall inform Infineon and J.P. Morgan AG (Frankfurt am Main/Germany office) of the contents of this Agreement and provide each of them with a copy.

          10.8 Final Provisions. If a provision of this Trust Agreement should be without effect in whole or in part, the validity of the remaining provisions of this Trust Agreement shall remain unaffected thereby. The Parties shall promptly agree upon a valid and legally enforceable provision that comes as close as possible to the economic meaning and purpose of the (partly or in whole) ineffective or unenforceable provision in order to replace such provision. This obligation shall also apply to any gaps in the Trust Agreement.

                              TRUSTOR
                              Siemens Aktiengesellschaft



                              By________________________________
                              Name:  Heinz-Joachim Neuburger
                              Title: Chief Financial Officer



                              By________________________________
                              Name:  Charles Herlinger
                              Title: Corporate Controller


                              TRUSTEE
                              First Union Trust Company, National Association



                              By________________________________
                              Name:  Edward L. Truitt, Jr.
                              Title: Vice President

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

                                   EXHIBIT A
          Written Direction under Section 3.4 of the Trust Agreement

________________,
 as Trustee under the Trust Agreement
____________________
____________________                       [Date]

Attention:  _______________


Ladies and Gentlemen:

          The undersigned, Siemens Aktiengesellschaft, refers to the irrevocable Trust Agreement dated as of December 5, 2001 (the "Trust Agreement"; the terms defined therein being used herein as therein defined), between the undersigned and First Union Trust Company, National Association, as Trustee and gives you notice, irrevocably, pursuant to Section 3.4 of the Trust Agreement that the undersigned hereby directs you to sell and/or to transfer_______ Trust Shares to [purchaser] for an amount of [price] and/or for ............. [securities] on [date]. [Add any other details necessary to transfer the shares and/or receipt of payment or securities to be received.]

          The undersigned hereby certifies that the [purchaser] is not the undersigned, an Affiliate of the undersigned or any vehicle established by the undersigned or any of its Affiliates or Infineon.

                                        Very truly yours,


                                        TRUSTOR
                                        Siemens Aktiengesellschaft



                                        By ________________________________
                                        Name:
                                        Title:


                                        By ________________________________
                                        Name:
                                        Title:

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